Exhibit 10.6

COLLATERALIZED GUARANTY

This Collateralized Guaranty (as amended, supplemented or otherwise modified from time to time, this “Collateralized Guaranty”) which supercedes and replaces any previous guaranty by and between the parties is hereby executed as of the 23rd day of May, 2001 by each of the parties listed on the signature pages hereof (individually a “Guarantor” and jointly the “Guarantors”), on behalf of APPLIED DIGITAL SOLUTIONS, INC. (“Borrower”), in favor of IBM Credit Corporation (“IBM Credit”) with an office located at North Castle Drive, Armonk, NY 10504.

        1.         In consideration of credit and financing accommodations granted or to be granted by IBM Credit to Borrower which is in the best interest of each Guarantor and for other good and valuable consideration received, the Guarantors jointly and severally guaranty to IBM Credit, from property held separately, jointly or in community, the prompt and unconditional performance and payment by Borrower of the “Obligations” within the meaning of the Second Amended and Restated Term and Revolving Credit Agreement dated as of October 17, 2000 as amended, supplemented or otherwise modified from time to time hereafter, the “Credit Agreement”) between the Borrower and others, on the one hand, and IBM Credit, on the other and the obligations of each Guarantor hereunder (collectively the “Obligations”), whether the Obligations are individual, joint, several, primary, secondary, direct, contingent or otherwise, provided, however, that if IBM Credit shall enforce this Guaranty, the total liability of the Guarantors taken together to IBM Credit shall not exceed the aggregate amount owed by the Guarantors to the Borrower on the day IBM Credit delivers written notice to Borrower that an Event of Default exists under the Credit Agreement (the “Guarantors’ Obligations”). Subject to such limitation, each Guarantor hereby agrees to indemnify IBM Credit and hold harmless IBM Credit, its affiliates that are parties to the Credit Agreement, and each of its officers, directors, agents and assigns (collectively, the “Indemnified Persons”) against all losses, claims, damages, liabilities or other expenses (including reasonable attorneys’ fees and court costs now or hereinafter arising from the enforcement of this Agreement, the “Losses”) to which any of them may become subject insofar as such Losses arise out of or are based upon any event, circumstance or condition in respect to the Credit Agreement. Notwithstanding the foregoing, no Guarantor shall be obligated to indemnify the Indemnified Persons for any Losses incurred by it to the extent caused by Indemnified Persons’ gross negligence or willful misconduct.

        2.         Upon the occurrence and during the continuance of an Event of Default pursuant to Section 6 of this Collateralized Guaranty which has not been waived in writing by IBM Credit, IBM Credit may, in its sole discretion, take any or all of the following actions, without prejudice to any other rights it may have at law or under the Credit Agreement to enforce its claims against the Borrower: declare all Obligations to be immediately due and payable (except that in the Event of Default consists of an entry of an order for relief under the Bankruptcy Code with respect to any Event of Default set forth in Section 9.1(E) of the Credit Agreement, in which case all Obligations shall automatically become immediately due and payable, and the Guarantors shall then pay upon demand the full amount of the Guarantors’ Obligations owed to IBM Credit by Borrower, together with all apportioned expenses, including reasonable attorney’s fees.

        3.         The liability of each Guarantor is direct and unconditional and shall not be affected by any extension, renewal or other change in the terms of payment of any security agreement or any other agreement between IBM Credit and Borrower, or any change to the manner, place or terms of payment or performance thereof, or the release, settlement or compromise of or with any party liable for the payment or performance thereof, the release or non-perfection of any security thereunder, any change in Borrower’s financial condition, or the interruption of business relations between IBM Credit and Borrower. This Guaranty shall continue for so long as any sums owing to IBM Credit by Borrower remain outstanding and unpaid, unless terminated in the manner provided below. Each Guarantor acknowledges that its obligations hereunder are in addition to and independent of any agreement or transaction between IBM Credit and Borrower or any other person creating or reserving any lien, encumbrance or security interest in any property of Borrower or any other person as security for any obligation of Borrower. IBM Credit needs not exhaust its rights or recourse against Borrower or any other person or any security IBM Credit may have at any time before being entitled to payment from any of the Guarantors.

        4.         To secure payment of all of the Guarantors’ current and future debts and obligations to IBM Credit, whether under this Guaranty or any other agreement between IBM Credit and any of the Guarantors, whether direct or contingent, each Guarantor grants to IBM Credit a security interest in all of its inventory, equipment, fixtures, accounts, chattel paper, instruments, documents of title, deposit accounts and general intangibles now owned or hereafter acquired, and all attachments, parts, accessories, accessions, substitutions, and replacements thereto and all proceeds thereof, and to the extent related to the property described above, all books, correspondence, credit files, records, invoices and other papers and documents, including without limitation, to the extent so related, all tapes, cards, computer runs, computer programs and other papers and documents in its possession or control or any computer bureau from time to time acting for it, and, to the extent so related, all rights in, to and under all polities of insurance, including claims of rights to payments thereunder and proceeds therefrom, including, any credit insurance, and all proceeds thereof (the “Collateral”). This security interest is also granted to secure any Guarantor’s debts to IBM Credit.

        5.         (A)    Each Guarantor hereby agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice, and agree that such books and records will reflect IBM Credit’s interest in the Collateral.

        (B)         Each Guarantor hereby agrees that IBM Credit or its agents may enter upon the premises of any of the Guarantors at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all on and after the occurrence and during the continuance of an Event of Default for the purposes of (i) inspecting the Collateral, (ii) inspecting and/or copying (at such Guarantor’s expense) any and all records pertaining thereto, (iii) discussing the affairs, finances and business of such Guarantor with its officers or with the Guarantor’s auditors and (iv) verifying Collateral. Each Guarantor hereby also agrees to provide IBM Credit with such reasonable information and documentation that IBM Credit may reasonably deem necessary to conduct the foregoing activities, including, without limitation, reasonably requested samplings of purchase orders, invoices and evidences of delivery or other performance. IBM Credit shall exercise their rights under this section with a view towards not interrupting any Guarantor’s routine business operations and functions.

Upon the occurrence and during the continuance of an Event of Default pursuant to Section 6 of the Collateralized Guaranty which has not been waived by IBM Credit in writing, IBM Credit may conduct any of the foregoing activities upon twenty four hours notice and beginning during normal business hours in any manner that IBM Credit deem reasonably necessary.

        6.         The occurrence of an Event of Default within the meaning of the Credit Agreement shall constitute an Event Default with the meaning of this Collateralized Guaranty.

        (A)         Upon the occurrence and during the continuance of any Event of Default which has not been waived in writing by IBM Credit and the acceleration of the Obligations in accordance with Section 2 of this Collateralized Guaranty, IBM Credit may, subject to the limitations herein-above, exercise all rights and remedies of a secured party under the U.C.C., or any other provisions, laws or statutes as applicable. Without limiting the generality of the foregoing, IBM Credit may: (i) remove from any premises where same may be located any and all documents, instruments, files and records (including the copying of any computer records), and any receptacles or cabinets containing same, relating to the accounts, or IBM Credit may use (at the expense of the Guarantors) such of the supplies or space of any Guarantor at such Guarantor’s place of business or otherwise, as may be necessary to properly administer and control the accounts or the handling of collections and realizations thereon provided in all events, IBM Credit shall not hinder or limit access by any Guarantor to all of such records and shall make all of such records available to the Guarantor; (ii) bring suit, in the name of any Guarantor or IBM Credit and generally have all other rights respecting said accounts, including without limitation the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any accounts and issue credits in the name of such Guarantor or IBM Credit; (iii) sell, assign and deliver the accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at IBM Credit’s sole option and discretion, and IBM Credit may bid or become a purchaser at any such sale; and (iv) foreclose the security interests created pursuant to this Collateralized Guaranty by any available judicial procedure, or to take possession of any or all of the Collateral without judicial process and to enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

        (B)         Upon the occurrence of any Event of Default, each Guarantor hereby agrees to provide to IBM Credit (i) within three (3) business days after request by IBM Credit, any written certificates, schedules and reports together with all supporting documents relating to the Collateral or any Guarantor or any Guarantor’s business affairs and financial condition; and (ii) the name, address and phone number of each of its account debtors’ primary contacts for each account if requested by IBM Credit. Upon the occurrence and during the continuance of any Event of Default which has not been waived in writing by IBM Credit, and the acceleration of the Obligations in accordance with Section 2 of this Collateralized Guaranty, IBM Credit shall have the right to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of any Guarantor or IBM Credit, or in the name of such other party as IBM Credit may designate, either at public or private sale or at any broker’s board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as IBM Credit in its sole discretion may deem advisable, and IBM Credit shall have the right to purchase at any such sale.

If IBM Credit, in its sole discretion determines that any of the Collateral requires rebuilding, repairing, maintenance or preparation, IBM Credit shall have the right, at its option, to do such of the aforesaid as it deems necessary for the purpose of putting such Collateral in such saleable form as IBM Credit shall deem appropriate. Each Guarantor hereby agrees that any disposition by IBM Credit of any Collateral to and in accordance with the terms of a repurchase agreement between IBM Credit and the manufacturer or any supplier of such Collateral constitutes a commercially reasonable sale. Each Guarantor hereby agrees, at the request of IBM Credit, to assemble the Collateral and to make it available to IBM Credit at places which IBM Credit shall select, whether at the premises of the Guarantor or elsewhere, and to make available to IBM Credit the premises and facilities of the Guarantor for the purpose of IBM Credit’s taking possession of, removing or putting such Collateral in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) business days notice shall constitute reasonable notification.

        (C)         Unless expressly prohibited by the licensor thereof, if any, IBM Credit is hereby granted by each Guarantor, upon the occurrence and during the continuance of any Event of Default which has not been waived in writing by IBM Credit, an irrevocable, non-exclusive license to use, assign, license or sublicense all computer software programs, data bases, processes and materials used by the Guarantor in its businesses or in connection with any of the Collateral.

        (D)         The net cash proceeds resulting from IBM Credit’s exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys’ fees) shall be applied by IBM Credit to the payment of the Guarantors’ Obligations, whether due or to become due, in such order as IBM Credit may in its sole discretion elect. Each Guarantor shall remain liable to IBM Credit for any deficiencies only for the Guarantor’s Obligations, and IBM Credit in turn agrees to remit to the Guarantors or their successors or assigns, any surplus resulting therefrom.

        (E)         The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

        (F)         Each Guarantor waives and releases: (i) any and all claims and causes of action which it may now or ever have against IBM Credit as a result of any possession, repossession, collection or sale by IBM Credit of any of the Collateral, notwithstanding the effect of such possession, repossession, collection or sale upon its business; (ii) all rights of redemption from any such sale; and (iii) the benefit of all valuation, appraisal and exemption laws.

        (G)         Each Guarantor appoints IBM Credit or any person IBM Credit may delegate as its duly authorized Attorney-in-Fact (without notifying any Guarantor) to do, in IBM Credit’s sole discretion, any of the following: (i) sell, assign, transfer, negotiate or pledge any and all accounts, chattel paper, or contract rights; (ii) endorse the Guarantors name on any and all notes, checks, drafts, or other forms of exchange received as payment on any accounts, chattel paper and contract rights, for deposit in IBM Credit’s account; (iii) grant any extension, rebate or renewal on any and all accounts, chattel paper or contract rights, or enter into any settlement thereof; (iv) demand, collect and receive any and all amounts due on accounts, chattel paper and contract rights; and (v) exercise any and all rights it has in the Collateral; and

        (H)         In the event any Guarantor brings any action or asserts any claim against IBM Credit which arises out of this Guaranty, any other agreement or any business dealings between it and IBM Credit, in which such Guarantor does not prevail, such Guarantor agrees to pay IBM Credit all court costs and all costs and expenses of IBM Credit’s defense of such action of claim, including, but not limited to, attorney’s fees.

IBM Credit agrees that it shall exercise the power of attorney granted to it under paragraph (G) above only after the occurrence and during the continuance of an Event of Default.

        7.         IBM Credit has and will always possess all the rights and remedies of a secured party under law, and IBM Credit’s rights and remedies are and will always be cumulative. Each Guarantor acknowledges and agrees that the Collateral is the subject of widely distributed standard price quotations and is customarily sold in a recognized market. Each Guarantor agrees that a private sale by IBM Credit of any of the Collateral to a dealer in those types of Collateral is a commercially reasonable sale. Further, each Guarantor agrees that IBM Credit’s delivery of any of the Collateral to a distributor or manufacturer, with a request that it repurchase Collateral, as provided in any repurchase agreement with IBM Credit, is a commercially reasonable disposition or sale.

        8.         Each Guarantor represents, warrants and covenants that (a) the Collateral is and shall remain free from all claims and liens other than Permitted Liens as defined in Section 13 of this Guaranty; (b) it shall defend the Collateral against all other claims and demands; and (c) it shall notify IBM Credit before it signs, or authorizes the signing of any financing statement regardless of its coverage. IBM Credit may perfect IBM Credit’s security interest in the Collateral by filing a financing statement signed only by IBM Credit. Each Guarantor will execute any and all documents IBM Credit may request to confirm or perfect IBM Credit’s title or security interest in the Collateral.

        9.         Each Guarantor’s principal place of business and chief executive office are listed in Exhibit A attached hereto. Each Guarantor agrees to notify IBM Credit immediately of any change in identity, name, form of ownership or executive management, and of any change in its principal place of business, chief executive office or any additions or discontinuances of other business locations at which a material amount of tangible Collateral is located.

        10.         The Collateral shall be kept at each Guarantor’s principal places of business and at the locations listed in Exhibit A attached hereto. Each Guarantor will immediately notify IBM Credit if a material amount of tangible Collateral is kept at or the chief executive office of any Guarantor is moved to any other address. This paragraph is for IBM Credit’s informational purposes only, and is not in any way or manner intended to limit the extent of IBM Credit’s security interest in the Collateral.

        11.         Except as set forth in Exhibit A, no Guarantor has done business during the last six (6) months only under the corporate names first written above.

        12.         Each Guarantor will pay all taxes, license fees, assessments and charges on the Collateral when due except where: the due date therefor has been extended; the subject item is being contested in good faith by appropriate proceedings; or the failure to make such payment will not have a Material adverse effect (as that term is defined in the Credit Agreement). Each Guarantor will be responsible for any loss of Collateral for any reason whatsoever. Each Guarantor will keep the Collateral insured for its full insurable value against loss or damage by fire, wind, theft and for combined additional coverage, including vandalism and malicious mischief, and for other risks as IBM Credit may require from such companies, and in such amounts as is commercially reasonably prudent to obtain and will cause IBM Credit to be named lender loss payee on any insurance which covers any of the Collateral. Each Guarantor further agrees to provide IBM Credit with written evidence of the required insurance coverage and endorsement clause. From and after the occurrence of an Event of Default and the acceleration of the Obligations (or the entry of an order for relief under the Bankruptcy Code with respect to Guarantor) or if any Guarantor fails to initiate an insurance claim within sixty (60) days of any Guarantor’s knowledge of any loss, theft or destruction of or damage to all or a substantial portion of the Collateral, IBM Credit may, upon notice to such Guarantor, thereupon file all papers, forms and documents to file such claim on such Guarantor’s behalf, and each Guarantor gives IBM Credit a limited power of attorney for that purpose. If any Guarantor fails to pay any of the above-referenced costs, charges or any insurance premiums, or if it fails to insure the Collateral, IBM Credit may pay such costs, charges or any insurance premiums, and the amounts paid shall be considered an additional debt owed by the Guarantors to IBM Credit.

        13.         Each Guarantor:

                      (i)        will keep the Collateral owned by that Guarantor free and clear of all liens or encumbrances other than Permitted liens,

                      (ii)        will conduct its business in all material respects in compliance with all applicable laws including environmental and labor laws,

                      (iii)        will not change its general line of business without prior written notice to IBM Credit,

                      (iv)        will not sell, transfer or dispose of any assets other than (a) sale or rental of inventory in the ordinary course of business, (b) voluntary disposition of assets obsolete and worn out in the ordinary course of business, and (c) Permitted Dispositions provided, however, that no Permitted Disposition shall represent an amount in excess of fifteen percent of the combined assets of the Customers and Subsidiaries without the prior consent of IBM Credit, and

                      (v)        will not maintain or acquire any investment in any Person other than those Investments permitted under Section 8.6 of the Credit Agreement with the understanding Customer used in that Section of the Credit Agreement shall mean the Guarantor for the purpose hereof.

Capitalized terms used in this Section 13 not otherwise defined in this Collateralized Guaranty shall have the meanings ascribed to such terms in the Credit Agreement.

        14.         This Guaranty is assignable by IBM Credit, shall be construed liberally in IBM Credit’s favor, and shall inure to the benefit of and bind IBM Credit’s and each Guarantor’s respective successor, personal representatives and assigns.

        15.         If Borrower hereafter is acquired by a corporation, dissolved, or otherwise undergoes any change in its management, ownership, identity, or organizational structure, this Guaranty shall continue to extend to any Obligations of the Borrower or such resulting corporation, dissolved corporation, or new or changed legal entity, or identity to IBM Credit.

        16.         Each Guarantor waives: notice of the acceptance of this Guaranty, and of presentment, demand and protest; notices of nonpayment, nonperformance, any right of contribution from other guarantors, and dishonor; notices of amount of indebtedness of Borrower outstanding at any time; notices of the number and amount of advances made by IBM Credit to Borrower in reliance on this Guaranty; notices of any legal proceedings against Borrower; notice and hearing as to any prejudgment remedies; and any other demands and notices required by law. Each Guarantor further waives all rights of setoff and all counterclaims against IBM Credit or Borrower. Each Guarantor also waives any and all rights in and notices or demands relating to any collateral now or hereafter securing any of the Obligations, including, but not limited to, all rights, notices or demands relating, whether directly or indirectly, to the sale or other disposition of any or all of such collateral or the manner of such sale or other disposition. All waivers by each Guarantor herein shall survive any termination or revocation of this Guaranty.

        17.         Each Guarantor authorizes IBM Credit, following the occurrence of an Event of Default and the acceleration of the Obligations (or the entry of any order of relief under the Bankruptcy Code with respect to the Guarantors), to sell at public or private sale or otherwise realize upon the collateral now or hereafter securing any of the Obligations, in such manner and upon such terms and conditions as IBM Credit deems to be in a commercially reasonable manner. Each Guarantor further authorizes IBM Credit to deal with the proceeds of such Collateral as provided in IBM Credit’s agreement with Borrower, without prejudice to IBM Credit’s claim for any deficiency and free from any right or redemption on the part of Borrower, any Guarantor or any third parties, which right or redemption is hereby waived together with every formality prescribed by custom or by law in relation to any such sale or other realization.

        18.         Each Guarantor further agrees that all of its right, title and interest in, to and under any loans, notes, debts and all other liabilities and obligations whatsoever owed by Borrower to such Guarantor, whether heretofore or hereafter created or incurred and for whatever amount, and all security therefor, shall be now and hereafter at all times fully subordinated to all Obligations. No Guarantor, following the occurrence of an Event of Default and the acceleration of the Obligations (or the entry of any order of relief under the Bankruptcy Code with respect to the undersigned), will ask, demand or sue for, or take or receive payment of, all or any part of such loans, notes, debts or any other liabilities or obligations whatsoever or any security therefor, until and unless all of the obligations are paid, performed and fully satisfied.

        19.         Each Guarantor has made an independent investigation of the financial condition of Borrower and gives this Guaranty based on that investigation and not upon any representations made by IBM Credit. Each Guarantor acknowledges that it has access to current and future Borrower financial information which will enable each Guarantor to continuously remain informed of Borrower’s financial condition. Each Guarantor also consents to and agrees that the obligations under this Guaranty shall not be affected by IBM Credit’s subsequent increases or decreases in the credit line that IBM Credit may grant to Borrower; substitutions, exchanges or releases of all or any part of the collateral now or hereafter securing any of the Obligations; sales or other dispositions of any or all of the collateral now or hereafter securing any of the Obligations without demands, advertisement or notice of the time or place of the sales or other dispositions; realizing on the Collateral to the extent IBM Credit, in its sole discretion, deems proper; or purchases of all or any part of the Collateral for IBM Credit’s own account.

        20.         Upon the execution and delivery by any other Person of an instrument in the form of Annex I hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if originally named as a “Guarantor” herein. The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new “Guarantor” as a party to this Collateralized Guaranty.

        21.         This Guaranty and any and all obligations, liabilities, terms and provisions herein shall survive any and all bankruptcy or insolvency proceedings, actions and/or claims brought by or against Borrower, whether such proceedings, actions and/or claims are federal and/or state.

        22.         This Guaranty is submitted by each Guarantor to IBM Credit (for IBM Credit’s acceptance or rejection thereof) at IBM Credit at its address first written above; as an offer by each Guarantor to guaranty the credit and financial accommodations provided by IBM Credit to Borrower. If accepted, this Guaranty shall be deemed to have been made at IBM Credit’s above-specified office. This Guaranty and all obligations pursuant thereto, shall be governed and controlled as to interpretation, enforcement, validity, construction, effect and, in all other respects by the laws of the state of New York. Each Guarantor, to induce IBM Credit to accept this Guaranty, agrees that all actions or proceedings arising directly or indirectly in connection with, out of, related to or from this Guaranty may be litigated, at IBM Credit’s sole discretion and election, in courts located in New York City, New York. Each Guarantor consents and submits to the jurisdiction of any local, state or federal court located within that state. Each Guarantor waives any right to transfer or change the venue of any litigation brought against any Guarantor by IBM Credit in accordance with this paragraph.

        23.         Any delay by IBM Credit, or IBM Credit’s successors, affiliates or assigns in exercising any or all rights granted IBM Credit under this Guaranty shall not operate as a waiver of those rights. Furthermore, any failure by IBM Credit, IBM Credit’s successors, affiliates or assigns, to exercise any or all rights granted IBM Credit under this Guaranty shall not operate as a waiver of IBM Credit’s right to exercise any or all of them later.

        24.         This document contains the full agreement of the parties concerning the guaranty of Borrower’s Obligations and can be varied only by a document signed by all of the parties hereto. Any Guarantor may terminate this Guaranty by notice to IBM Credit in writing, the termination to be effective sixty (60) days after receipt and acknowledgment thereof by IBM Credit, but the termination shall in no manner terminate such Guarantor’s guaranty of Obligations arising prior to the effective date of termination. “Guarantor” shall be deemed to refer to all thereof and the obligations of all thereof hereunder shall be joint and several.

        25.         EACH GUARANTOR AGREES THAT ANY ACTION, SUIT OR PROCEEDING, RELATING DIRECTLY OR INDIRECTLY TO THIS GUARANTY, OR THE RELATIONSHIP BETWEEN IBM CREDIT AND ANY GUARANTOR, WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. THUS, EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN ANY SUCH ACTION, SUIT OR PROCEEDING.

WITNESS	SYSCOMM INTERNATIONAL CORPORATION
/s/ M. BROOKS	By: /s/ DAVID A. LOPPERT
Print Name: M. Brooks	Print Name: David A. Loppert
Address: 107 Pembroke Dr.	Title: Chief Executive Officer
Palm Beach Gardens, FL
33418
WITNESS	INFORMATION TECHNOLOGY SERVICES, INC.
/s/ M. BROOKS	By: /s/ DAVID A. LOPPERT
Print Name: M. Brooks	Print Name: David A. Loppert
Address:	Title: Chief Executive Officer
WITNESS	INFORMATION PRODUCTS CENTER, INC.
/s/ M. BROOKS	By: /s/ DAVID A. LOPPERT
Print Name: M. Brooks	Print Name: David A. Loppert
Address:	Title: Chief Executive Officer

ATTACHMENT A TO
COLLATERALIZED GUARANTY

I.	Locations of Offices, Books and Records and Collateral:
(A) Principal Place of Business and Chief Executive Office:
SysComm International Corporation 20 Precision Drive Shirley, NY 1 1987
Information Technology Services, Inc. 20 Precision Drive Shirley, NY 11967
Information Products Center, Inc. 7 Kingsbridge Road Fairfield, NJ 10774
(B) Locations of Other Assets, Inventory and Equipment (including warehouses):
Guarantor	Location	Leased (Y/N)
Information Technology Services	420 Lexington Avenue, Suite 2450 New York City, NY 10170	Y
	1 Greentree Center, Suite 201 Marlton, NJ 08053	Y
II.	Fictitious Names:
Information Technology Services. Inc. d/b/a InfoTech or InfoTech USA
Information Products Center. Inc. d/b/a ADS-Information Products Center or IPC or Applied Digital Solutions

Annex I to Collateralized Guaranty

SUPPLEMENT, dated as of (this “Supplement”), to the Collateralized Guaranty dated as of May ___, 2001 (as amended, supplemented or otherwise modified from time to time, the “Collateralized Guaranty”) executed by the Guarantors thereunder in favor of IBM Credit Corporation (“IBM Credit”).

WHEREAS, pursuant to paragraph 20 of the Collateralized Guaranty, the undersigned is becoming a Guarantor under the Collateralized Guaranty, and

WHEREAS, the undersigned Guarantor desires to become a Guarantor under the Collateralized Guaranty in order to induce IBM Credit to continue to extend financing under the Credit Agreement (as defined in the Collateralized Guaranty):

NOW, THEREFORE, in consideration of the premises and for other consideration (the receipt and sufficiency of which is hereby acknowledged), the undersigned agrees, for the benefit of IBM Credit, as follows:

1.         All capitalized terms used herein without definition shall have the meanings ascribed to such terms in or pursuant to the Collateralized Guaranty.

2.         In accordance with the terms of the Collateralized Guaranty, by its signature below, the undersigned hereby irrevocably agrees to become a Guarantor under the Collateralized Guaranty with the same force and effect as if it were an original signatory thereto, and the undersigned Guarantor hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Collateralized Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof. Each reference to a Guarantor in the Collateralized Guaranty shall be deemed to include the undersigned Guarantor.

3.         The undersigned Guarantor hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Collateralized Guaranty constitute the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

4.         Except as expressly supplemented hereby, the Collateralized Guaranty shall remain in full force and effect in accordance with its terms.

5.         This Supplement is executed and shall be construed in accordance with the local laws of New York.

6.         This Supplement may be executed by the Parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. IN WITNESS WHEREOF, the Parties hereto have caused this Supplement to be duly executed and delivered by their respective officers as of the date and year first above written.

[Name of the Additional SysComm Subsidiary Guarantor

By:____________________________
Name:_________________________
Title:___________________________

Accepted by:

IBM Credit Corporation

By:____________________________
Name:_________________________
Title:___________________________